Exhibit (j)

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 13, 2003, relating to the financial statements and financial highlights, which appears in the April 30, 2003 Annual Report to Shareholders of AllianceBernstein Institutional Reserves, Inc. (formerly Alliance Institutional Reserves, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Auditors", and "Financial Statements and Report of Independent Auditors" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
August 25, 2003

00250.0072 #425224